CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of the BHR Institutional Funds. Such reference is included in the Statement of Additional Information of the Mount Lucas U.S. Focused Equity Fund under "Independent Registered Public Accounting Firm."


                                            /s/ BRIGGS, BUNTING & DOUGHERTY, LLP
                                            ------------------------------------
                                            BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
July 6, 2007